Exhibit 23.1


                              ACCOUNTANTS' CONSENT


         We consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our reports dated February 2, 1995 included in Thomas & Betts Corporation's Annual Report on Form 10-K for the fiscal year ended January 1, 1995.



                                       /s/ KPMG Peat Marwick LLP


Memphis, Tennessee
December 8, 1995